UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2018
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Microwave Filter Company, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-10976	16-0928443
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(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6743 Kinne Street, East Syracuse, New York	13057
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(Address of Principal Executive Offices)	(Zip Code)

(315) 438-4700
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Registrant's telephone number, including area code

Not applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions (See General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 8 - Other Events

Item 8.01 Other Events.

On January 22, 2018, the Board of Directors of Microwave Filter Company, Inc. ("MFCO" or the "Company") received a letter from Zeff Capital L.P. ("Zeff Capital") in which Zeff Capital expressed an interest in acquiring all of the outstanding shares of common stock of MFCO not already owned by Zeff Capital or its affiliates, for $.72 per share in cash.

The Board of Directors of MFCO met and discussed this offer. The Board is favorably disposed to this offer, but naturally must conduct due diligence and make further inquiry into details of this transaction.  The MFCO Board of Directors has formed a Sub-Committee for the purpose of communicating with Zeff Capital and investigating this proposal.

We look forward to our further communications.

A copy of a letter from Robert Andrews, Chairman of the Board of MFCO, dated February 8, 2018 to Zeff Capital is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Letter dated February 8, 2018 from Robert Andrews to Zeff Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microwave Filter Company, Inc.
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(Registrant)

Dated: February 13, 2018	By: /s/ Paul W. Mears
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Paul W. Mears
Chief Executive Officer